UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 29, 2022

Canopy Growth Corporation

(Exact name of registrant as specified in its charter)

Canada	001-38496	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Hershey Drive Smiths Falls, Ontario	K7A 0A8
(Address of principal executive officers)	(Zip Code)

(855) 558-9333

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, no par value	CGC	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Permanent Chief Financial Officer

On March 31, 2022, Canopy Growth Corporation (the “Company”) announced, among other things, that Judy Hong, who had been serving as the Company’s Chief Financial Officer on an interim basis since November 18, 2021, was appointed as the Company’s permanent Chief Financial Officer (the “Appointment”).

Ms. Hong, 50, joined the Company in December 2019. Prior to Ms. Hong’s appointment as interim Chief Financial Officer, Ms. Hong led the Company’s Investor Relations team, served as Chief of Staff to the Company’s Chief Executive Officer and was a member of the Executive Management Committee. Prior to joining the Company, Ms. Hong spent over 20 years at Goldman Sachs & Co., having most recently served as a Managing Director of its Global Investment Research Division until September 2019. Ms. Hong holds a Master of Business Administration in Finance from the NYU Stern School of Business and a Bachelor of Science in Communications from Cornell University.

There are no arrangements or understandings between Ms. Hong and any other person pursuant to which she was selected as Chief Financial Officer. Ms. Hong does not have any family relationships with any of the Company’s directors, executive officers, or other person nominated or chosen by the Company to become a director or executive officer. There are no transactions between Ms. Hong and the Company that would be required to be reported under Item 404(a) of Regulation S-K.

Employment Agreement with Judy Hong

In connection with the Appointment, on March 29, 2022, the Company and Ms. Hong entered into an employment agreement (the “Employment Agreement”).

Pursuant to the Employment Agreement, as Chief Financial Officer, Ms. Hong reports to the Chief Executive Officer of the Company and is entitled to a base salary of US$395,000 per year.

Ms. Hong is eligible for a short-term annual incentive performance bonus of 75% of her base salary (the “Target Amount”), with a payout range of up to two times the Target Amount based upon the achievement of certain mutually developed financial, operational, strategic and individual performance objectives approved by the Company’s board of directors (the “Board”).

Ms. Hong is also entitled to participate in the Company’s Amended and Restated Omnibus Incentive Plan (the “Incentive Plan”). Pursuant to the Employment Agreement, Ms. Hong is eligible to receive, at least once every fiscal year, a long-term award grant equal to 300% of base salary (using the fair market value of the Company’s common shares on the date of grant), which may be comprised of stock options, restricted stock units, performance share units and/or any other form of equity authorized by the Incentive Plan. The Board, in its sole discretion, may determine the ratio of the various forms of equity that Ms. Hong is entitled to receive pursuant to the Incentive Plan.

Pursuant to the Employment Agreement, Ms. Hong’s employment with the Company will be “at will.” If the Company terminates Ms. Hong’s employment without cause, then, provided that Ms. Hong signs and returns to the Company a full and final employment separation, release and waiver of liability, the Company will provide (a) a lump sum payment equal to 18 months’ base salary, which shall be payable no later than two and a half months following the end of the calendar year in which the termination occurs; (b) a lump sum payment equal to 150% of the average actual annual amounts paid as a short-term annual incentive performance bonus during the prior two years, which shall be payable no later than two and a half months following the end of the calendar year in which the termination occurs; (c) any outstanding performance share units will vest at actual performance levels for all years already certified by the Board or any responsible committee thereof; and (d) if Ms. Hong were to elect continuation coverage under the Company’s medical plan pursuant to COBRA, a reimbursement to Ms. Hong for a portion of COBRA premium payments as further described in the Employment Agreement. The Company may also terminate Ms. Hong’s employment with cause, without further liability to Ms. Hong.

The Employment Agreement contains certain non-competition and non-solicitation provisions in favor of the Company for a period of 18 months following the termination of the Employment Agreement.

The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Employment Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K.

Item 7.01	Regulation FD Disclosure.

On March 31, 2022, the Company issued a press release relating to, among other things, the Appointment. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein solely for purposes of this Item 7.01 disclosure.

The information set forth and incorporated by reference in Item 7.01 of this Current Report, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such section. The information set forth and incorporated by reference in Item 7.01 of this Current Report, including Exhibit 99.1 attached hereto, shall not be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, regardless of any incorporation by reference language in any such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1	Employment Agreement, effective as of March 29, 2022, between Canopy Growth Corporation and Judy Hong.

99.1	Press release dated March 31, 2022.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CANOPY GROWTH CORPORATION

By:	/s/ David Klein
David Klein Chief Executive Officer

Date: April 4, 2022